UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 21, 2024

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended and Restated Severance Pay Plan

On October 21, 2024, the Compensation Committee of the Board of Directors of Bloomin’ Brands, Inc. (the “Company”) approved the Bloomin’ Brands, Inc. Amended and Restated Severance Pay Plan (the “A&R Plan”), effective as of October 21, 2024, for eligible salaried employees at compensation Level 8/Vice President and above (each, a “participant”). The A&R Plan provides the participants with protection for loss of salary and benefits in the event of certain involuntary terminations of employment from the Company, in order to assist the Company in retaining an intact senior management team. The A&R Plan amends and restates the Severance Pay Plan first adopted and effective on October 16, 2023 to, among other changes, include in the A&R Plan’s scope officers of the Company considered “Executive Officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The A&R Plan provides that if a participant’s employment with the Company is involuntarily terminated by the Company without Cause (as defined in the A&R Plan) and other than for Unsatisfactory Performance or Insufficient Aptitude (each as defined in the A&R Plan), the participant will be eligible to receive a lump-sum cash payment in an amount equal to (a) the sum of the participant’s annual base salary and annual target bonus (pro-rated for the quarter in which the termination occurred) and (b) subject to the participant’s election of continuation of health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), an amount equal to the cost of the participant’s COBRA premiums for 12 months from the date of the participant’s termination (collectively, the “Severance Pay”). If a participant’s employment with the Company is involuntarily terminated by the Company for Unsatisfactory Performance or Insufficient Aptitude that does not rise to the level of termination for Cause, the participant will instead be eligible to receive a lump-sum cash payment in an amount equal to one-half of the Severance Pay.

No severance pay will be paid under the A&R Plan to any participant who (i) is temporarily separated from the Company, (ii) voluntarily resigns from the Company for any reason, (iii) is subject to an employment agreement or offer letter with the Company that includes severance provisions or (iv) is a participant and eligible to receive severance benefits under the Company’s Executive Change in Control Plan, in each case, as described in the A&R Plan.

Receipt of severance benefits are subject to the participant’s execution of a release of any claims against the Company and agreement with restrictive covenants, including covenants not to compete or solicit, along with other customary terms and conditions.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Plan filed as Exhibit 10.1 to this report.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Severance Pay Plan for Salaried Employees L-8/Vice President and Above effective October 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	October 24, 2024	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer